SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2003

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4174 (Commission File Number)	73-0569878 (I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma (Address of principal executive offices)	74172 (Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

     On December 22, 2003, The Williams Companies, Inc. (“Williams”) announced that it has recently closed three transactions involving the sale of non-core assets in the company’s midstream business and international holdings. The agreements comprise aggregate total sale prices exceeding $120 million.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a) None

b) None

c) Exhibits

Exhibit 99.1	Copy of Williams’ press release dated December 22, 2003, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

Item 9. Regulation FD Disclosure.

     On December 22, 2003, Williams issued a press release publicly reporting the matters discussed herein. A copy of the press release is furnished as Exhibit 99.1 to this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Date: December 22, 2003	Name: Title:	/s/ Brian K. Shore Brian K. Shore Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.1	Copy of Williams’ press release dated December 22, 2003, publicly reporting the matters discussed herein.